SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 28, 2006
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                              Tasty Baking Company
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               (Exact Name of Registrant as Specified in Charter)


             Pennsylvania                  1-5084           23-1145880
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    (State or Other Jurisdiction of      (Commission      (I.R.S. Employer
    Incorporation or Organization)       File Number)    Identification No.)



2801 Hunting Park Avenue, Philadelphia, Pennsylvania                 19129
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(Address of Principal Executive Offices)                           (Zip Code)

       Registrant's telephone number, including area code: (215) 221-8500
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                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))





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Item 1.01.  Entry into a Material Definitive Agreement.
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On February 28, 2006, the following compensation actions were taken by the
Compensation Committee ("Committee") of the Board of Directors of Tasty Baking Company (the "Company"), all of which were also approved by the Board of Directors of the Company:

Base Salaries. The Committee approved an increase in base salary of the following executive officers ("Executive Officers") of the Company:

         Name                       Title                        New Base Salary
         ----                       -----                        ---------------
         Charles P. Pizzi           President and CEO                  $469,000
         Autumn R. Bayles           Chief Information Officer          $185,000
         Robert V. Brown            VP - Route Sales                   $160,000
         David S. Marberger         SVP and Chief Financial Officer    $261,000
         Vincent A. Melchiorre      SVP and Chief Marketing Officer    $261,000
         Christopher J. Rahey       VP - Direct Sales                  $160,000

         These base salaries will become effective on April 1, 2006.

Annual Incentive Program Awards for the 2005 Fiscal Year. After reviewing the Company's performance in 2005, the Committee approved a cash bonus award for Mr. Pizzi of $128,766 pursuant to the Company's Annual Incentive Program. The Committee also approved cash bonus awards of $175,000 in the aggregate for the other Executive Officers named above. The Annual Incentive Program provides for the payment of cash bonuses based on various performance measures to be considered by the Committee, including without limitation, the Company's diluted earnings per share and the individual's and the Company's performance in executing the Company's Strategic Transformation Plan.

2006 Annual Incentive Program. The Committee approved the target grants for the Executive Officers for 2006 cash bonus awards pursuant to the Company's Annual Incentive Program. The potential payout for 2006 ranges from 0% to 250% of the target award. The Committee does not rely on a fixed formulae or specific numerical criteria in determining the cash bonus awarded to an Executive Officer under the Annual Incentive Program. Committee has the right to adjust any award to take into account extraordinary or unusual items occurring during the performance year including the individual's performance. The Committee also set the performance criteria it will generally consider in 2006 for an Executive Officer, which includes the Company's diluted earnings per share in addition to other considerations such as the individual's and the Company's performance in executing the Strategic Transformation Plan; provided, however, the final award is subject to the discretion of the Committee as described above.

Long Term Incentive Awards. Mr. Pizzi was awarded 40,000 shares of restricted Common Stock under the Company's 2003 Long Term Incentive Plan ("2003 LTIP"). The Committee also awarded 60,000 shares of restricted Common Stock in the aggregate to all of the other Executive Officers named above, which awards were made under the Company's 1997 Long Term Incentive Plan and the 2003 LTIP. The restricted stock awards were awarded effective March 1, 2006 ("Grant Date"). The restricted stock will become fully vested (i.e., not subject to forfeiture) upon the fifth anniversary of the Grant Date if the Grantee remains in the continuous employment of the Company through this fifth anniversary, subject to earlier vesting upon the Grantee's retirement or death.

Amended and Restated Restricted Stock Award Agreements. In October 2004, Mr. Pizzi and the other above named Executive Officers ("Grantees") received restricted stock awards as disclosed in the Company's 2005 Proxy Statement. The Restricted Stock Agreement with these Grantees that memorialized the awards did not conform to the intent of the Committee and the Board of Directors. Accordingly, on February 28, 2006 the Committee authorized the Company to enter into Amended and Restated Restricted Stock Award Agreements with the Grantees. The number of shares of restricted Common Stock awarded in October 2004 did not change. However, the Amended and Restated Restricted Stock Award Agreements provide, as originally intended, that the restricted stock will vest upon the fifth anniversary of the grant date, subject to accelerated vesting upon the later of (i) the price of the Company's common stock equaling or exceeding fourteen dollars ($14.00) per share on ten consecutive trading days or (ii) the third anniversary of the grant date, provided the Grantee must in all cases remain in the continuous employment of the Company through the applicable vesting date.

Additional information regarding the compensation of the Company's executive officers will be provided in the Company's Proxy Statement for the 2006 Annual Meeting of Shareholders, which the Company expects to file with the SEC in March 2006.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TASTY BAKING COMPANY
                                  (Registrant)


         Date:  March 6, 2006     /S/ David S. Marberger
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                                  David S. Marberger
                                  Senior Vice President and Chief Financial
                                  Officer